EXHIBIT 1

                        Articles of Incorporation

                      ARTICLES OF INCORPORATION
                                 OF
                 Seventh Business Service Group, Inc.


                ARTICLE I - NAME AND MAILING ADDRESS


      The name of this corporation is Seventh Business Service Group, Inc. and the mailing address of this corporation is 2503 W. Gardner Ct. Tampa Fl 33611.

                        ARTICLE II - DURATION This corporation shall have perpetual existence.

                        ARTICLE III - PURPOSE
      This corporation is organized to include the transaction of any or all lawful business for which corporations may be incorporated under Chapter 607, Florida Statutes (1975) as presently enacted and as it may be amended from time to time.

                     ARTICLE IV - CAPITAL STOCK
      This corporation is authorized to issue 50,000,000 shares of no par value common stock, which shall be designated as "Common Shares" and Twenty Million shares of no par value preferred stock, which shall be designated as "Preferred Shares."
      The Preferred Shares may be issued in such series and with such rights, privileges, and preferences as determined solely by the Board of Directors.

           ARTICLE V - INITIAL REGISTERED OFFICE AND AGENT
      The street address of the initial registered office of this corporation is 2503 W. Gardner Ct. Tampa Fl 33611, and the name of the initial registered agent of this corporation at that address is Michael T. Williams.

               ARTICLE VI - INITIAL BOARD OF DIRECTORS
      This corporation shall have One director(s) initially. The number of directors may be either increased or decreased from time to time by the Bylaws, but shall never be less than one (1). The name(s) and address(es) of the initial director(s) of this corporation are:
           NAME                     ADDRESS
Michael T. Williams                            2503 W.  Gardner  Ct.  Tampa  Fl
33611

                    ARTICLE VII - INCORPORATOR(S)
      The  name  and  address  of  the  person(s)   signing  these  Articles  of
Incorporation is (are):
           NAME                     ADDRESS
Michael T. Williams                            2503 W.  Gardner  Ct.  Tampa  Fl
33611

                   ARTICLE VIII - INDEMNIFICATION
      The corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by law.

                       ARTICLE IX - AMENDMENT
      This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment thereto, and any right conferred upon the shareholders is subject to this reservation.

      ARTICLE X - AFFILIATED  TRANSACTIONS  AND CONTROL SHARE  ACQUISITIONS
     The Corporation expressly elects not to be governed by Sections 607.0901 and 607.0902 of the Florida Business Corporations Act, relating to affiliated transactions and control share acquisitions, respectively.

      IN WITNESS WHEREOF, the undersigned incorporator(s) has (have) executed these Articles of Incorporation this March 11, 1999.

                                          -------------------------------
                                          Michael T. Williams

              CERTIFICATE DESIGNATING REGISTERED AGENT
              AND STREET ADDRESS FOR SERVICE OF PROCESS
                           WITHIN FLORIDA



    Pursuant to Florida Statutes Section 48.091, Seventh Business Service Group, desiring to organize under the laws of the State of Florida, hereby designates Michael T. Williams, located at 2503 W. Gardner Ct. Tampa Fl 33611 as its registered agent to accept service of process within the State of Florida.





                      ACCEPTANCE OF DESIGNATION


      The undersigned hereby accepts the above designation as registered agent to accept service of process for the above-named corporation, at the place designated above, and agrees to comply with the provisions of Florida Statutes
Section 48.091(2) relative to maintaining an office for the service of process.




                                          -------------------------------
                                          Michael T. Williams